EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Acxiom Corporation (the Company) on Form 10-Q for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Rodger S. Kline, Chief Administrative Leader / CFO (principal financial and accounting officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Rodger S. Kline

Rodger S. Kline

Chief Administrative Leader / CFO

(principal financial and accounting officer)

February 7, 2007